Exhibit 99.1

HubSpot Reports Q3 2018 Results

CAMBRIDGE, MA (November 7, 2018) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the third quarter ended September 30, 2018.

Financial Highlights:

Revenue

•	Total revenue was $131.8 million, up 35% compared to the third quarter of 2017.

•	Subscription revenue was $125.5 million, up 35% compared to the third quarter of 2017.

•	Professional services and other revenue was $6.3 million, up 39% compared to the third quarter of 2017.

Operating Income (Loss)

•	GAAP operating margin was (11.4%) for the quarter, compared to (12.4%) in the third quarter of 2017.

•	Non-GAAP operating margin was 4.4% for the quarter, an improvement of approximately 3.9 percentage points from 0.5% in the third quarter of 2017.

•	GAAP operating loss was ($15.1) million for the quarter, compared to ($12.1) million in the third quarter of 2017.

•	Non-GAAP operating income was $5.9 million for the quarter, compared to $0.5 million in the third quarter of 2017.

Net Income (Loss)

•	GAAP net loss was ($18.7) million, or ($0.48) per basic and diluted share for the quarter, compared to ($10.6) million, or ($0.29) per basic and diluted share, in the third quarter of 2017.

•	Non-GAAP net income was $7.4 million, or $0.19 per basic and $0.17 per diluted share for the quarter, compared to $1.3 million, or $0.03 per basic and diluted share, in the third quarter of 2017.

•	Third quarter weighted average basic and diluted shares outstanding for GAAP net loss per share was 38.8 million, compared to 37.0 million basic and diluted shares in the third quarter of 2017.

•

Third quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 38.8 million and 43.1 million respectively, compared to 37.0 million and 39.4 million, respectively, in the third quarter of 2017.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $574.5 million as of September 30, 2018.

•	During the third quarter, the company generated $3.2 million of free cash flow compared to $1.8 million during the third quarter of 2017.

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Additional Recent Business Highlights

•	Grew total customers to 52,505 at September 30, 2018, up 40% from September 30, 2017.

•	Total average subscription revenue per customer was $9,959 during the third quarter of 2018 down 4% compared to the third quarter of 2017.

“HubSpot delivered another strong quarter with total revenue growth of 35% and a 4-point improvement in non-GAAP operating margins versus last year” said Brian Halligan, co-founder and CEO. “We’ve invested heavily in our platform to capitalize on the massive opportunity in the mid-market. I’m excited about the strength we’re seeing across the business and we’re well positioned to continue to grow with our customers for years to come.”

Business Outlook

Based on information available as of November 7, 2018, HubSpot is issuing guidance for the fourth quarter of 2018 and raising guidance for full year 2018 as indicated below.

Fourth Quarter 2018:

•	Total revenue is expected to be in the range of $136.5 million to $137.5 million.

•	Non-GAAP operating income is expected to be in the range of $11.5 million to $12.5 million.

•	Non-GAAP net income per common share is expected to be in the range of $0.29 to $0.31. This assumes approximately 43.2 million weighted average diluted shares outstanding.

Full Year 2018:

•	Total revenue is expected to be in the range of $505.5 million to $506.5 million, up from our previously guided range of $496.8 million to $498.8 million.

•	Non-GAAP operating income is expected to in be in the range of $29.5 million to $30.5 million, up from our previously guided range of $24.3 million to $26.3 million.

•

Non-GAAP net income per common share is expected to be in the range of $0.80 to $0.82, up from our previously guided range of $0.63 to $0.67. This assumes approximately 42.3 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 7, 2018 at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international). The conference ID is 7858547. Additionally, a live webcast of the conference call will be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

Following the conference call, a replay will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 7858547. An archived webcast of this conference call will also be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

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The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading growth platform. Over 52,500 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2018; statements regarding the opportunity in the mid-market; and statements regarding our positioning for future growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on August 1, 2018 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$96,122	$87,680
Short-term investments	465,166	416,663
Accounts receivable — net of allowance for doubtful accounts of $1,389 and $638 at September 30, 2018 and December 31, 2017, respectively	63,107	60,676
Deferred commission expense	18,759	13,343
Restricted cash	5,175	4,757
Prepaid expenses and other current assets	18,132	19,382

Total current assets	666,461	602,501
Long-term investments	13,234	31,394
Property and equipment, net	51,913	43,294
Capitalized software development costs, net	12,539	8,760
Deferred commission expense, net of current portion	15,176	—
Other assets	5,656	4,964
Intangible assets	5,719	6,312
Goodwill	14,950	14,950

Total assets	$785,648	$712,175

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,817	$4,657
Accrued compensation costs	19,182	16,329
Other accrued expenses	22,781	20,430
Deferred revenue	160,509	136,880

Total current liabilities	211,289	178,296
Deferred rent, net of current portion	24,549	18,868
Deferred revenue, net of current portion	2,132	2,277
Other long-term liabilities	4,715	3,927
Convertible senior notes	313,550	298,447

Total liabilities	556,235	501,815

Stockholders’ equity:
Common stock	40	38
Additional paid-in capital	563,034	496,461
Accumulated other comprehensive loss	(769)	(57)
Accumulated deficit	(332,892)	(286,082)

Total stockholders’ equity	229,413	210,360

Total liabilities and stockholders’ equity	$785,648	$712,175

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Subscription	$125,478	$93,164	$350,646	$255,030
Professional services and other	6,348	4,562	18,312	14,041

Total revenue	131,826	97,726	368,958	269,071

Cost of revenues:
Subscription	17,777	12,933	49,976	36,834
Professional services and other	7,988	6,077	23,017	17,839

Total cost of revenues	25,765	19,010	72,993	54,673

Gross profit	106,061	78,716	295,965	214,398

Operating expenses:
Research and development	30,761	18,828	85,598	48,087
Sales and marketing	71,293	57,904	196,484	155,284
General and administrative	19,057	14,110	54,309	41,730

Total operating expenses	121,111	90,842	336,391	245,101

Loss from operations	(15,050)	(12,126)	(40,426)	(30,703)

Other expense:
Interest income	2,416	1,274	6,332	2,311
Interest expense	(5,393)	(5,063)	(15,893)	(7,947)
Other expense	(277)	(26)	(1,087)	(251)

Total other expense	(3,254)	(3,815)	(10,648)	(5,887)

Loss before income tax (expense) benefit	(18,304)	(15,941)	(51,074)	(36,590)
Income tax (expense) benefit	(359)	5,358	(1,262)	8,411

Net loss	$(18,663)	$(10,583)	$(52,336)	$(28,179)

Net loss per share, basic and diluted	$(0.48)	$(0.29)	$(1.37)	$(0.77)
Weighted average common shares used in computing basic and diluted net loss per share:	38,762	37,047	38,319	36,639

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Activities:
Net loss	$(18,663)	$(10,583)	$(52,336)	$(28,179)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	6,000	4,146	16,539	11,123
Stock-based compensation	19,613	12,110	55,334	34,419
Provision (benefit) for deferred income taxes	(4)	(5,581)	43	(9,125)
Amortization of debt discount and issuance costs	5,141	4,799	15,103	7,482
Accretion of bond discount	(1,876)	(692)	(4,517)	(747)
Noncash rent expense	367	1,344	1,972	4,343
Unrealized currency translation	79	(153)	215	(348)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(9,911)	(9,671)	(3,266)	(8,510)
Prepaid expenses and other assets	5,535	2,555	823	(5,363)
Deferred commission expense	(5,798)	(110)	(15,887)	(2,011)
Accounts payable	3,508	1,883	4,262	1,556
Accrued expenses	(1,876)	(131)	3,755	6,838
Deferred rent	81	(21)	3,987	3,581
Deferred revenue	9,321	7,906	25,713	20,561

Net cash and cash equivalents provided by operating activities	11,517	7,801	51,740	35,620

Investing Activities:
Purchases of investments	(158,546)	(267,359)	(524,838)	(572,636)
Maturities of investments	150,300	276,000	498,850	313,060
Purchases of property and equipment	(5,378)	(4,017)	(16,688)	(15,089)
Capitalization of software development costs	(2,920)	(1,966)	(8,726)	(5,306)
Acquisition of a business and purchase of technology	—	(9,415)	—	(9,415)
Purchases of strategic investments	(50)	(2,200)	(300)	(2,800)

Net cash and cash equivalents used in investing activities	(16,594)	(8,957)	(51,702)	(292,186)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(1,888)	(1,057)	(5,933)	(3,154)
Proceeds related to the issuance of common stock under stock plans	5,157	2,924	16,769	10,409
Repayments of capital lease obligations	(175)	(269)	(592)	(787)
Proceeds of the issuance of convertible notes, net of issuance costs paid of $10,767	—	(12)	—	389,233
Purchase of note hedge related to convertible notes	—	—	—	(78,920)
Proceeds from the issuance of warrants related to convertible notes, net of issuance costs of $200	—	—	—	58,880

Net cash and cash equivalents provided by financing activities	3,094	1,586	10,244	375,661

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(321)	697	(1,319)	2,569

Net increase in cash, cash equivalents and restricted cash	(2,304)	1,127	8,963	121,664
Cash, cash equivalents and restricted cash, beginning of period	104,051	180,722	92,784	60,185

Cash, cash equivalents and restricted cash, end of period	$101,747	$181,849	$101,747	$181,849

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP operating loss	$(15,050)	$(12,126)	$(40,426)	$(30,703)
Stock-based compensation	19,612	12,110	55,334	34,419
Amortization of acquired intangible assets	494	38	594	54
Acquisition related expenses	802	439	2,407	439

Non-GAAP operating income	$5,858	$461	$17,909	$4,209

GAAP operating margin	(11.4%)	(12.4%)	(11.0%)	(11.4%)
Non-GAAP operating margin	4.4%	0.5%	4.9%	1.6%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss	$(18,663)	$(10,583)	$(52,336)	$(28,179)
Stock-based compensation	19,612	12,110	55,334	34,419
Amortization of acquired intangibles assets	494	38	594	54
Acquisition related expenses	802	439	2,407	439
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,141	4,799	15,103	7,482
Deferred income tax benefit from convertible notes and business combination	—	(5,552)	—	(9,093)
Income tax effects of non-GAAP items	—	—	—	—

Non-GAAP net income	$7,386	$1,251	$21,102	$5,122

Non-GAAP net income per share:
Basic	$0.19	$0.03	$0.55	$0.14
Diluted	$0.17	$0.03	$0.51	$0.13
Shares used in non-GAAP per share calculations
Basic	38,762	37,047	38,319	36,639
Diluted	43,101	39,443	41,314	38,763

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$17,777	$7,988	$30,761	$71,293	$19,057	$12,933	$6,077	$18,828	$57,904	$14,110
Stock -based compensation	(391)	(803)	(5,990)	(7,898)	(4,530)	(163)	(591)	(3,110)	(5,015)	(3,231)
Amortization of acquired intangible assets	(494)	—	—	—	—	(38)	—	—	—	—
Acquisition related expenses	—	—	(802)	—	—	—	—	(439)	—	—

Non-GAAP expense	$16,892	$7,185	$23,969	$63,395	$14,527	$12,732	$5,486	$15,279	$52,889	$10,879

GAAP expense as a percentage of revenue	13.5%	6.1%	23.3%	54.1%	14.5%	13.2%	6.2%	19.3%	59.3%	14.4%
Non-GAAP expense as a percentage of revenue	12.8%	5.5%	18.2%	48.1%	11.0%	13.0%	5.6%	15.6%	54.1%	11.1%

	Nine Months Ended September 30,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$49,976	$23,017	$85,598	$196,484	$54,309	$36,834	$17,839	$48,087	$155,284	$41,730
Stock -based compensation	(985)	(2,339)	(16,866)	(22,327)	(12,817)	(455)	(1,707)	(9,013)	(13,889)	(9,355)
Amortization of acquired intangible assets	(594)	—	—	—	—	(47)	—	—	(7)	—
Acquisition related expenses	—	—	(2,407)	—	—	—	—	(439)	—	—

Non-GAAP expense	$48,397	$20,678	$66,325	$174,157	$41,492	$36,332	$16,132	$38,635	$141,388	$32,375

GAAP expense as a percentage of revenue	13.5%	6.2%	23.2%	53.3%	14.7%	13.7%	6.6%	17.9%	57.7%	15.5%
Non-GAAP expense as a percentage of revenue	13.1%	5.6%	18.0%	47.2%	11.2%	13.5%	6.0%	14.4%	52.5%	12.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP subscription margin	$107,701	$80,231	$300,670	$218,196
Stock -based compensation	391	163	985	455
Amortization of acquired intangible assets	494	38	594	47

Non-GAAP subscription margin	$108,586	$80,432	$302,249	$218,698

GAAP subscription margin percentage	85.8%	86.1%	85.7%	85.6%
Non-GAAP subscription margin percentage	86.5%	86.3%	86.2%	85.8%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$11,517	$7,801	$51,740	$35,620
Purchases of property and equipment	(5,378)	(4,017)	(16,688)	(15,089)
Capitalization of software development costs	(2,920)	(1,966)	(8,726)	(5,306)

Free cash flow	$3,219	$1,818	$26,326	$15,225

Reconciliation of forecasted non-GAAP operating income

(in thousands, except percentages)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
GAAP operating income range	$(9,800) - $(8,800)	$(49,900) - $(48,900)
Stock-based compensation	20,200	75,300
Amortization of acquired intangible assets	800	1,400
Acquisition related expenses	300	2,700

Non-GAAP operating income range	$11,500 - $12,500	$29,500 - $30,500

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share

(in thousands, except per share amounts)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
GAAP net loss range	$(14,000) - $(13,000)	$(65,900) - $(64,900)
Stock-based compensation	20,200	75,300
Amortization of acquired intangible assets	800	1,400
Acquisition related expenses	300	2,700
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,200	20,300
Income tax effects of non-GAAP items	—	—

Non-GAAP net income range	$12,500 - $13,500	$33,800 - $34,800

GAAP net income per basic and diluted share	$(0.36) - $(0.33)	$(1.71) - $(1.69)
Non-GAAP net income per diluted share	$0.29 - $0.31	$0.80 - $0.82

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	39,100	38,500

Weighted average common shares used in computing non-GAAP diluted net loss per share:	43,200	42,300

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition,

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management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, the deferred income tax benefit from convertible notes and acquisitions, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

The deferred income tax benefit from the convertible notes issued in May 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the convertible notes. This taxable temporary difference resulted in the Company recognizing a $9.4 million deferred tax liability which was recorded as an adjustment to additional paid-in capital on the consolidated balance sheet. The creation of the deferred tax liability is recognized as a component of equity and represents a source of future taxable income which supports the realization of a portion of the

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income tax benefit associated with the current year loss from operations. The deferred income tax benefit from the convertible notes is a non-cash item that is unique to the issuance of the Company’s convertible notes, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The deferred income tax benefit from the business combination entered into in September 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the Company recognizing a $2.2 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheet. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the business combination is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

G.	The effects of income taxes on non-GAAP items for current and historical periods is zero due to our history of non-GAAP losses and a full valuation allowance on our U.S. deferred tax assets.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

Media Contact:

Ellie Flanagan

eflanagan@hubspot.com

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